Exhibit 99.1

Email text announcing monthly distribution to shareholders:

Dear [Investor]

We are pleased to announce that Rich Uncles NNN REIT dividends have been declared for August 2016.  Please log in to your dashboard to see your updated account details.

If you have any questions regarding your dividend distribution, please call us at (855) Rich-Uncles.  Alternatively, you can click here to contact our Client Relations team.

Please note: Direct deposits have been processed as of Monday, September 12, 2016. Funds will settle in your bank account within 2 business days.